UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 15, 2020

Bellicum Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36783	20-1450200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2710 Reed Road, Ste. 160, Houston, TX 77051
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: 832-384-1100
2130 W. Holcombe Blvd., Ste. 800, Houston, TX 77030
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BLCM	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 to Current Report on Form 8-K (“Amendment No. 1”) is being filed pursuant to Item 5.07(d) of Form 8-K to amend the Current Report on Form 8-K filed by Bellicum Pharmaceuticals, Inc. (the “Company”) with the Securities and Exchange Commission on June 17, 2020 (the “Original 8-K”). The Original Form 8-K reported, among other things, the final voting results of the Company’s 2020 Annual Meeting of Stockholders held on June 15, 2020 (the “Annual Meeting”). This Amendment No. 1 updates the Original 8-K to disclose the Company’s decision as to how frequently the Company will include a stockholder vote on the compensation of executives in its proxy materials until the next required vote on the frequency of shareholder votes on the compensation of executives. No other changes have been made to the Original 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

As previously reported in the Original Form 8-K, at the Annual Meeting the Company’s stockholders indicated, on an advisory basis, the preferred frequency of future stockholder votes regarding compensation awarded to the Company’s named executive officers, as follows: 667,761 votes for one year; 34,527 votes for two years; 451,326 votes for three years; 23,656 abstentions; and 2,471,501 broker non-votes. In light of this result, the Company’s Board of Directors has determined to hold future advisory votes on executive compensation every year. Under Section 14a-21(b) of the Securities Exchange Act of 1934, as amended, the Company will hold the next advisory vote on the frequency of such stockholder votes no later than its 2026 Annual Meeting of Stockholders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bellicum Pharmaceuticals, Inc.

Dated: September 16, 2020	By:	/s/ Richard A. Fair
Richard A. Fair
President and Chief Executive Officer